Exhibit 99.1

Energy King, Inc.
OTCBB Trading Symbol: ENKG

Quick Reference
Shares Outstanding: 111,762,018
Fiscal Year: December
Corporate Headquarters: Irvine, CA
Company Website: www.enkg.com

Overview

We are in the Home Energy Service business led by an accomplished management team with a clear vision utilizing a blue print based on past successes. Although our roots are in the HVAC and Plumbing industry we are expanding our business to meet the megatrend for “Green” and Energy Efficient Technologies that will spawn a wide array of energy products and services for the home. We plan to leverage our foothold in the traditional HVAC business into a leading edge Home Energy Service business.

Vision

To create a $500 Million Home Energy Service Company in Five Years by:

•	Acquiring, operating and growing profitable companies

•	Expanding into “Green” and Energy Efficient Technology Services

•	Being the provider of choice for Home Energy Services in the markets we serve

•	Being the employer of choice

•	Creating a large customer base and distribution channel for incremental growth

•	Growing current and acquired operations a minimum of 10% annually

Income Statement

	2007	2006	2005
Revenue	$13,603,000	6,273,000	2,064,197
Cost of Sales	7,583,000	3,809,000	1,328,906
Gross Profit	6,020,000	2,464,000	735,291
% Gross Profit	44.3	39.3	35.6

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Strategy

To create a Home Energy Service name and distribution channel by:

•	Leveraging our industry reputation and relationships

•	Acquiring residential service providers in the Sun-Belt states who have well established names and sizeable active customer bases

•	Introduce tag line of “Powered by Energy King” to all acquisitions

•	Expanding offerings into “Green” and Energy Efficient Technologies via licensing agreements, strategic partnerships and or acquisitions

•	Acquire only net income accretive companies

•	Purchase companies at 3-5x operating income

•	Expand within regions by adding smaller acquisitions and opening new locations in a hub-and-spokes configuration to achieve concentration, synergies and name recognition.

•	Target companies that possess strong management teams

•	Ensure acquired companies are capable, and willing, to fully integrate with Energy King’s operations, accounting, marketing and sales systems

Projections

	2008	2009	2010	2011	2012
Revenues	$19,903,820	87,231,898	219,767,054	367,743,759	526,840,697
Cost of Sales	11,798,128	48,519,792	121,967,926	198,225,136	285,247,032
Gross Profit	8,105,692	38,712,107	97,799,128	169,518,623	241,593,666
% Gross Profit	41	44	45	46	46

Acquisition Strategy
Our president will lead our acquisition strategy with a seasoned team of HVAC experts who have completed over 100 acquisitions. We will acquire properties to achieve our revenue objective of $500 million over the next five years. The Company's acquisition program is designed to enhance its position in existing markets and to expand its operations into new markets.

The Company is acquiring profitable residential HVAC and Plumbing businesses with well developed market positions that are engaged in the maintenance, repair and replacement segments of the Home Energy service industries in order to develop synergies from the combined operations. For example, the combination of two or more companies providing complementary services of HVAC, plumbing and “Green” Energy within a geographical market will enable the Company to offer to the combined customer bases a wider range of services from a single supplier.

Market Growth

•	The market for the home energy service businesses that Energy King focuses on is estimated to be approximately $75.0 Billion.

•
Currently it is a very fragmented industry. Nearly 95% of the industry is still comprised of independent operators. There are tens-of-thousands of these “mom-and-pop” HVAC and plumbing service companies in the US. The vast majority are small, owner-operated, have limited financial resources, limited access to capital for expansion, and few options for exiting the business.

•
Energy King intends to focus on growing its maintenance, repair and replacement business so as to capitalize on the higher margins and the more predictable nature of revenues associated with this segment.

•	A major component of this will be energy saving products designed to reduce spiraling utility costs and improved indoor air quality.

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DME CAPITAL, LLC

Company Headquarters Energy King, Inc. 1929 Main Street Suite 106 Irvine, CA 92614 www.enkg.com	Investor Relations David Elias DME Capital 2 Rector St., Suite 2101 New York, NY 10006 www.dmecapital.com

Exploring New Technology

We have begun exploring new technologies that may be ready to be introduced into the home.  Our initial efforts have been to find products and services that reduce energy consumption and to test our customer’s acceptance of these products. Below is a brief descriptions of our experience with three products.

First, the MPM30A Power Saver:  This device, when installed on an existing motor (such as an air conditioning compressor or pool pump) actually “learns” the energy usage profile of that motor, and then electronically adjusts the operating efficiency of it.  This allows for an energy usage reduction of the motor by 15% - 20%.

A second device we recently tested is similar to the Power Saver Device, The ArticMaster RMS is installed on the refrigeration portion of an air conditioning system.  It gives the unit more capacity, essentially ‘increasing’ the size of the system.  It also lowers the temperature of the air coming out of the vents on a cooling system by several degrees, and saves anywhere from 10% - 20% on the operating costs of the cooling system. We have successfully marketed and sold these two items together as a package (Power Saver & ArticMaster).

A third technology device the Company has tested is the Power Saver MPC15.  This device works with furnace motors, refrigerators and any other small motor driven appliance.  It reduces electrical consumption by 10%-20%.

We have some 20 installations of the Power Saver & Artic Master.  We have experimented with pricing of the Power Saver in the range of $1300 - $1500. Our cost for the device is $450. We have offered the Artic Master for between $800 - 900. Our cost for the device is $250.

Overall, our experience with these products has been positive and demonstrates that customers are receptive to new “Green” and Energy Efficient services. We believe further exploration of new technologies will validate the demand for these types of products and services.

Recent Press Releases
Energy King, Inc. and Subsidiary Separate
July 24, 2008 - Energy King, Inc., a residential HVAC and plumbing services company, announced that it has separated from its subsidiary World Wide Motion Pictures Corp.
The two companies completed a reverse merger on March 1, 2006, through a tax exempt share exchange transaction which resulted in Energy King (at the time Buckeye Ventures, Inc.) obtaining fully reporting publicly held status through World Wide’s original structure trading on the OTC Electronic Bulletin Board. World Wide continued its business operations as an independently operated subsidiary.
Both companies are enthusiastic that the separation will help each better focus on their respective areas of expertise and core competencies.

Energy King, Inc. Hires New CEO
May 28, 2008 - Energy King, Inc., a residential HVAC and plumbing services industry leader, announced that Jeff R. Hultman has been named its new Chief Executive Officer and Alan Mintz it’s Chief Operations Officer.
Company Founder Alan Mintz said, “We have been searching for a candidate that had a strong track record in the capital and public markets, with experience in building companies in the service sector. Jeff fits this profile perfectly. His track record is very impressive, and we believe he has the right mix of management and operations skills to bring substantial growth to Energy King.” Mr. Mintz added, “My position as CEO was always intended to be temporary and as COO I can now focus on my expertise in acquisitions and operations, capitalizing on my 35 years of HVAC industry knowledge, contacts and experience.”
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DME CAPITAL, LLC

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DME CAPITAL
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New York, NY 10002

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